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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
R.J. Reynolds Tobacco Holdings, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-58386 and 333-92489) on Form S-3 and (Nos. 333-59690, 333-80595,
333-80597, 333-83891 and 333-112556) on Form S-8 of R.J. Reynolds Tobacco
Holdings, Inc. of our report dated January 30, 2004, with respect to the consolidated balance sheets of R.J. Reynolds Tobacco Holdings, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003, annual report on Form 10-K of R.J. Reynolds Tobacco Holdings, Inc. Our report refers to the adoption, in 2002, of the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

/s/ KPMG LLP

Greensboro, North Carolina
March 4, 2004